UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2026

Lakeshore Acquisition III Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42623	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

667 Madison Avenue New York, NY	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 327-9933

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right to receive one-sixth of one ordinary share	LCCCU	The Nasdaq Stock Market LLC
Ordinary shares	LCCC	The Nasdaq Stock Market LLC
Rights	LCCCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2026, Lakeshore Acquisition III Corp., a Cayman Islands exempted company (the “Company”) received approval (the “Approval”) from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) that the Company’s application to transfer the listing of its units, ordinary shares and rights from the Nasdaq Global Market to the Nasdaq Capital Market has been approved. The units, ordinary shares, and rights will be transferred to the Nasdaq Capital Market at the opening of business on September 24, 2026. The Company’s units, ordinary shares, and rights will continue to trade under the symbols “LCCCU”, “LCCC” and “LCCCR,” respectively. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeshore Acquisition III Corp.

Dated: September 23, 2026	By:	/s/ Deyin (Bill) Chen
	Name:	Deyin (Bill) Chen
	Title:	Chief Executive Officer

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